SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 13, 2004

CYBEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

New York	0-4538	11-1731581
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

10 Trotter Drive, Medway, Massachusetts 02053

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (508) 533-4300

Item 5: Other Events and Regulation FD Disclosure

On April 13, 2004, Cybex International, Inc. issued a press release reporting on the judgment entered against it in the litigation, Kirila, et al v. Cybex International, Inc., et al. A copy of that press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit 99.1 - Press Release dated April 13, 2004

Item 12: Results of Operations and Financial Condition

The press release referred to in Item 5 above, which is filed herewith as Exhibit 99.1 and incorporated by reference herein, provides information with respect to the Company’s financial results for the first quarter 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2004	CYBEX INTERNATIONAL, INC.

	By:	/s/ John Aglialoro
John Aglialoro, Chairman and
Chief Executive Officer